1 Fiscal 2022 Results & Business Update Ro ge r Pe r re a u l t President and CEO, UGI Corporation Te d J . J a s t r ze bs k i Chief Financial Officer, UGI Corporation Ro b e r t F. B e a rd Executive Vice President, Natural Gas, Global Engineering & Construction and Procurement 1

2 About This Presentation This presentation contains statements, estimates and projections that are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” or other similar words and terms of similar meaning, although not all forward-looking statements contain such words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control; accordingly, there is no assurance that results will be realized. You should read UGI’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more extensive list of factors that could affect results. We undertake no obligation to update publicly any forward-looking statement whether as a result of new information or future events except as required by the federal securities laws. Among them are adverse weather conditions (including increasingly uncertain weather patterns due to climate change) resulting in reduced demand, the seasonal nature of our business, and disruptions in our operations and supply chain; cost volatility and availability of energy products, including propane and other LPG, natural gas, and electricity, as well as the availability of LPG cylinders, and the capacity to transport product to our customers; changes in domestic and foreign laws and regulations, including safety, health, tax, transportation, consumer protection, data privacy, accounting, and environmental matters, such as regulatory responses to climate change; the inability to timely recover costs through utility rate proceedings; increased customer conservation measures due to high energy prices and improvements in energy efficiency and technology resulting in reduced demand; adverse labor relations and our ability to address existing or potential workforce shortages; the impact of pending and future legal or regulatory proceedings, inquiries or investigations; competitive pressures from the same and alternative energy sources; failure to acquire new customers or retain current customers, thereby reducing or limiting any increase in revenues; liability for environmental claims; customer, counterparty, supplier, or vendor defaults; liability for uninsured claims and for claims in excess of insurance coverage, including those for personal injury and property damage arising from explosions, acts of war, terrorism, natural disasters, pandemics and other catastrophic events that may result from operating hazards and risks incidental to generating and distributing electricity and transporting, storing and distributing natural gas and LPG in all forms; transmission or distribution system service interruptions; political, regulatory and economic conditions in the United States, Europe and other foreign countries, including uncertainties related to the war between Russia and Ukraine, the European energy crisis, and foreign currency exchange rate fluctuations (particularly the euro); credit and capital market conditions, including reduced access to capital markets and interest rate fluctuations; changes in commodity market prices resulting in significantly higher cash collateral requirements; impacts of our indebtedness and the restrictive covenants in our debt agreements; reduced distributions from subsidiaries impacting the ability to pay dividends or service debt; changes in Marcellus and Utica Shale gas production; the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our businesses; our ability to successfully integrate acquired businesses and achieve anticipated synergies; the interruption, disruption, failure, malfunction, or breach of our information technology systems, and those of our third-party vendors or service providers, including due to cyber-attack; the inability to complete pending or future energy infrastructure projects; our ability to achieve the operational benefits and cost efficiencies expected from the completion of pending and future business transformation initiatives, including the impact of customer service disruptions resulting in potential customer loss due to the transformation activities; our ability to attract, develop, retain and engage key employees; uncertainties related to a global pandemic, including the duration and/or impact of the COVID-19 pandemic; the impact of proposed or future tax legislation; the impact of declines in the stock market or bond market, and a low interest rate environment, on our pension liability; our ability to protect our intellectual property; and our ability to overcome supply chain issues that may result in delays or shortages in, as well as increased costs of, equipment, materials or other resources that are critical to our business operations.

3 UGI Supplemental Footnotes • Management uses UGI Corporation adjusted earnings per share and UGI Corporation Adjusted Earnings before interest, taxes, depreciation, and amortization (“EBITDA”), which are non-GAAP financial measures, when evaluating UGI’s overall performance. Management believes that presentation of these non-GAAP financial measures provides useful information to investors to more effectively evaluate period over period earnings, profitability and cash flow generation of the Company’s businesses reconciliations. • Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. • The tables in the slides 9 and 41 reconcile UGI Corporation adjusted (loss) earnings per share and UGI Corporation Adjusted EBITDA to their most directly comparable GAAP measures.

4 1 Introduction Agenda 2 FY22 Financial Review 3 FY23 Strategic Priorities 4 FY23 – 26 Financial Outlook

5 1 Introduction

6 FY22 Financial Overview 6 • FY22 GAAP diluted EPS of $4.97 vs. $6.92 in FY21 • Record Reportable Segments EBIT demonstrating the strategic advantages of our business portfolio  Record performance at the Utilities led by higher rates from the Distribution System Improvement Charge (DSIC) and record performance by our strategic acquisition, Mountaineer  Record performance in Midstream & Marketing due to increased margins from natural gas marketing activities and strong performance from our recent acquisition, UGI Moraine East  Benefits from our expense control actions • 138 consecutive years of paying dividends; 35th consecutive year of annual dividend increases • Strong balance sheet with $1.7 billion in available liquidity 1. Adjusted Diluted EPS is a non-GAAP measure. See slide 9 for reconciliation. 2. Reportable Segments EBIT stands for UGI Corporation’s Earnings before interest expense and income taxes excluding EBIT related to Corporate & Other. Adjusted Diluted EPS1 Reportable Segments EBIT ($ in Million)2 $2.96 $2.90 FY21 FY22 $1,134 $1,166 FY21 FY22 Key Financial Highlights

FY22 Key Accomplishments

UGI CORPORATION

Natural Gas

- Deployed record $562 million of capital at the Utilities
  - ~155 miles of pipeline replaced
- Added 14,000+ customers at the Utilities
- Received PA PUC approval of our gas rate case
  - $38 million increase effective on October 29, 2022, and another increase of $11.45 million on October 1, 2023
  - Weather Normalization Adjustment Rider 5-year pilot
- Strong production volumes at UGI Moraine East
- Generated ~84% of Midstream & Marketing margin from fee-based sources

Global LPG

- Maintained strong LPG volumes at UGI International
- Solid National Accounts volumes at AmeriGas
- Benefited from effective margin management
- Achieved FY22 benefits from the business transformation initiatives and prudent expense control which largely offset the impact of inflationary pressures

- Advanced on our renewables commitments – RNG, BioLPG, Renewable Dimethyl ether
  - $300+ million committed to date
  - New RNG projects announced in New York and South Dakota

- Released 4th annual ESG report titled, "Transparency, Action and Progress", highlighting strong progress on all key initiatives
- Received upgraded ESG Rating of “AA” from MSCI

7

8 2 FY22 Financial Review

9 FY22 Adjusted Diluted Earnings per Share FY22 FY21 AmeriGas Propane $0.52 $0.79 UGI International 0.81 1.04 Midstream & Marketing 0.76 0.51 Utilities 0.95 0.68 Corporate & Other (a) 1.93 3.90 Earnings per share – diluted 4.97 6.92 Net gains on commodity derivative instruments not associated with current-period transactions (2.11) (4.72) Unrealized gains losses on foreign currency derivative instruments (0.17) (0.03) Business transformation expenses 0.03 0.35 Acquisition and integration expenses associated with the Mountaineer Acquisition — 0.04 Impairment of customer relationship intangible — 0.07 Impairments of certain equity method investments and assets 0.12 0.44 Impact of change in tax law (0.09) (0.11) Loss on extinguishment of debt 0.03 — Restructuring Costs 0.12 — Total adjustments (a) (2.07) (3.96) Adjusted earnings per share – diluted $2.90 $2.96 (a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our Chief Operating Decision Maker in assessing segment performance and allocating resources.

10 0.79 0.52 1.04 0.81 0.51 0.76 0.68 0.95 FY21 FY22 FY22 Results Recap Utilities4 Midstream & Marketing UGI International AmeriGas FY22 Adjusted Diluted EPS1 – Segment Split 1. Adjusted Diluted EPS is a non-GAAP measure. See Slide 9 for reconciliation. 2. Includes $(0.06) Corporate & Other. 3. Includes $(0.14) Corporate & Other. 4. Includes Mountaineer Gas Company acquired on September 1, 2021. $2.962 $2.903 FY22 GAAP diluted EPS of $4.97 compared to $6.92 in FY21 FY22 Adjusted Diluted EPS1 – Comparison with FY21 4 $2.96 $2.90

11 Financial Results – AmeriGas Propane (Dollars in Millions) FY21 FY22 Earnings Before Interest Expense & Income Taxes $385 Total Margin (67) Operating and Administrative Expenses (20) Depreciation and Amortization (4) Other Income and Expense, net 13 Earnings Before Interest Expense & Income Taxes $307 Item Primary Drivers Volume↓ Retail gallons sold decreased 8% principally reflecting impact of customer service challenges, staffing shortages, increased price sensitivity in the higher commodity cost environment and prior-year impact of COVID-19 on cylinder exchange and resale volumes Total Margin ↓ Largely attributable to lower retail propane volumes sold ($100 million), partially offset by higher average retail propane margin ($28 million) and increased non-propane margin ($11 million) principally due to higher fuel recovery and tank rental fees Operating and Admin Expenses ↑ Impacted by inflationary cost environment; reflects higher bad debt expense ($13 million), vehicle fuel ($13 million), general insurance ($11 million), and telecommunications ($10 million), partially offset by lower employee compensation and benefits ($22 million), advertising ($8 million) and vehicle leases Other Income and Expense, net ↑ Largely related to gains on asset sales Weather versus normal 1.8% colder than prior year Warmer (2.8%) (0.8%) FY22FY21

12 Item Primary Drivers Total Volume ↑ Total LPG retail gallons increased 1%, largely attributable to the recovery of certain bulk and autogas volumes that were negatively impacted by COVID-19 in FY21 and favorable crop drying campaigns Total Margin ↓ Primarily reflects translation effects of weaker foreign currencies and lower total energy marketing margin ($53 million), partially offset by higher total LPG margin Operating and Admin Expenses ↓ Driven by the translation effects of the weaker foreign currencies largely offset by the effects of inflation on the underlying distribution, personnel and maintenance costs Other Income and Expense, net ↑ Includes higher gains associated with the sale of assets Financial Results – UGI International (Dollars in Millions) FY21 FY22 Earnings Before Interest Expense & Income Taxes $317 Total Margin (118) Operating and Administrative Expenses 11 Depreciation and Amortization 18 Realized FX Gains 12 Other Income and Expense, net 14 Earnings Before Interest Expense & Income Taxes $254 Weather versus normal 5.0% warmer than prior year (14.7%) Warmer (2.6%) FY21 FY220.4%

13 Item Primary Drivers Total Margin ↑ Reflecting increased margins from natural gas marketing activities ($38 million), including capacity management ($16 million) and peaking, incremental margin from UGI Moraine East ($15 million), renewable energy marketing activities ($9 million), and retail power and generation ($5 million) Depreciation and Amortization ↑ Largely attributable to the UGI Moraine East acquisition Other Income and Expense, net ↑ Absence of the adjustment to contingent consideration related to the GHI acquisition recognized in FY21 partially offset by lower equity income Financial Results – Midstream & Marketing Weather versus normal 4.3% warmer than prior year Warmer (8.1%) FY21 FY22 (6.9%) (Dollars in Millions) FY21 FY22 Earnings Before Interest Expense & Income Taxes $190 Total Margin 77 Depreciation and Amortization (3) Other Income and Expense, net 5 Earnings Before Interest Expense & Income Taxes $269

14 Item Primary Drivers Volume ↑ Core market and total natural gas system volumes increased (23 bcf and 52 bcf, respectively) during FY22 largely related to incremental volumes attributable to Mountaineer Total Margin ↑ Primarily attributable to the incremental margin from Mountaineer ($123 million), benefits from the increase in Distribution System Improvement Charge rates ($26 million), and growth in residential and large delivery service customers Operating and Admin Expenses ↑ Primarily related to incremental expenses attributable to Mountaineer Depreciation ↑ Principally related to incremental expenses attributable to Mountaineer and continued distribution system capital expenditure activity Financial Results – Utilities (Dollars in Millions) FY21 FY221 Earnings Before Interest Expense & Income Taxes $242 Total Margin 185 Operating and Administrative Expenses (78) Depreciation (25) Other Income and Expense, net 12 Earnings Before Interest Expense & Income Taxes $336 Weather versus normal 1.0% warmer than prior year Warmer (7.5%) FY21 FY22 (6.5%) 1. Includes Mountaineer Gas Company acquired on September 1, 2021.

15 $0.5 $0.4 $1.5 $1.7 $1.3 $1.5 $2.2 $1.7 2020 2021 2022 Available Liquidity ($ in Billion) Cash Collateral received Base Liquidity Liquidity Update • Strong balance sheet position: • $1.7 Billion in available liquidity1 as of September 30, 2022, inclusive of $398 million of cash collateral received from derivative counterparties • On November 17, 2022, our Board of Directors approved a quarterly dividend of $0.36 per share 1. Defined as cash and cash equivalents, and available borrowing capacity on our revolving credit facilities.

16 FY22 Summary Delivered on our long-term financial targets Solid underlying base business Attractive dividend track record Financial flexibility enabling growth investments • 8.8% EPS CAGR (2012 - 22) • 7.2% Dividend CAGR (2012 - 22) • Record reportable segments EBIT • Record performance in our natural gas businesses • 138 year track record of paying dividends • 35 years of consecutively increasing dividends • $1.7 billion of available liquidity • Deployed record level of capital at the Utilities • $300+ million committed to RNG projects to date 44% 56% 61% 39% Earnings Contribution – Adjusted Diluted EPS1 FY21 FY22 1. Adjusted Diluted EPS is a non-GAAP measure.

17 3 FY23 Strategic Priorities

18 A Differentiated and Resilient Portfolio Well-positioned to optimize shareholder value despite macro-economic challenges which have led to higher commodity prices, the European energy crisis, inflation, labor constraints and supply chain challenges. Essential solutions that meet consumers’ basic needs Large customer base Robust supply and distribution network Global presence providing geographically diverse earnings stream Substantial addressable markets Constructive regulatory environments

19 FY23 Strategic Priorities Execute on the strategic review of the European energy marketing business Ignite market share and EPS growth at AmeriGas Drive reliable earnings growth at Utilities through capital spend and weather normalization Expand our renewables portfolio Continue our support functions’ transformation to achieve best- in-class services Advance in our ESG Journey

European Energy Marketing Strategic Review Update

UGI CORPORATION

Unprecedented volatility and increases in natural gas and power prices in FY22 led to our decision to pursue a strategic review of the energy marketing business in Europe.

Current Business Overview

- Natural gas and electricity marketing across France, Belgium, and the Netherlands

Strategic Review Update

- **UK**: Operations divested as of October 21, 2022
- **France**: Intended sale of the business with a targeted closing in the first quarter of FY23[1]
- **Belgium and the Netherlands:** Intended wind-down[2] of operations. Existing contract volumes expected through to the first quarter of FY26, with most of the volume commitments in the first 12-18 months

Financial Outlook[3]

	FY22	FY23E[3]	FY26E[3]
Volume (MWh)	14.4	6.1 – 6.3	0.7 – 0.9
EPS	$(0.21)	$(0.10) - $(0.12)	$(0.02) - $(0.04)

1. Closing for any sale transaction would require satisfaction of customary regulatory approvals and closing conditions, including completion of works council consultations. 2. Wind down in the Netherlands subject to completion of works council consultation. 3. Estimated or expected values for FY23 and FY26. Values for FY23 and FY26 assume that the energy marketing business in France is sold in the first quarter of FY23. The forward looking information used on this slide is for illustrative purposes only. Actual numbers may differ substantially from the figures presented.

20

Leveraging our Operating Model to Drive Market Share and EPS Growth at AmeriGas

UGI CORPORATION

Business Transformation Achievements

- ✓ Process Efficiencies
  - Standardized critical business processes
  - Centralized key functions, including one customer service center
- ✓ Selling Efficiency & Enhanced Customer Experience
  - Digital customer self-service platform
  - Additional sales channels such as Cynch
  - Next-generation Customer Relationship Management
- ✓ Transport Efficiency
  - Optimized routing/logistics
- ✓ Permanent Benefits at the end of FY22
  - Realized ~$150 million in permanent benefits

AmeriGas Performance Enhancement: Strategic and Operational Actions to Drive Growth

Actions

- ✓ Leverage our scale and enhanced operating model
  - Embrace continuous improvement to achieve operational excellence and improved service levels
  - Effectively manage margin and optimize pricing, while focusing on retention and margin growth
  - Disciplined focus on customer retention and satisfaction
- ✓ Key Strategic Acquisitions
  - Resume our roll-up strategy and capture synergies
  - Realize benefits from customer density

Objectives[1]

1. Consistently growing market share
2. ~8% EPS growth by FY26
3. Reduce leverage ratio[2]: Long-term target of 4.0x – 4.5x

1. The forward looking information used on this slide is for illustrative purposes only. Actual numbers may differ substantially from the figures presented. 2. Total debt over Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure.

21

22 -50 50 150 250 350 450 550 650 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 B 2 0 2 4 -2 0 2 6 P $ M ill io n s UGI Utilities, Inc. Mountaineer Gas Company 0 1 2 3 4 5 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 F 2 0 2 4 P 2 0 2 5 P 2 0 2 6 P $ B ill io n s UGI Utilities, Inc. Mountaineer Gas Company Capital Investment Drives Rate Base Growth at the Utilities businesses Capital Investment1 (~$2.4B between FY23 – 26) Rate Base Growth1 1. The forward looking information used on this slide is for illustrative purposes only. Actual numbers may differ substantially from the figures presented. 2. Multi-year average across FY24 - 26. $ • Record capital spend, to retire aged infrastructure and expand our systems, drives reliable earnings growth and rebalancing of our portfolio • Minimal regulatory lag with ~90% of capital recoverable within 12 months 2 $ FY17 – 26P CAGR: ~13% FY22 – 26P CAGR: ~10%

Renewables: Our Growth Engine for the Future

UGI CORPORATION

Investment Priorities

- Investments in renewable energy solutions
- Leverage existing infrastructure and our core competencies
- Achieve carbon emission reduction goals
- Participate in evolving regulatory landscape

Project Update[1]

- RNG projects in service
  - Cayuga project at Spruce Haven, New York, with expected annual production of 50 Mmcf
  - New Energy One project at Idaho, in which UGI holds a minority interest, with expected annual production of 250 Mmcf
- Anticipate 2 Cayuga RNG projects in New York (Allen Farms, El Vi) to be commissioned in CY23
  - Expected total annual production of 140 Mmcf once completed
- Expect to have the first Renewable Dimethyl ether plant in the UK as part of JV with SHV Energy
  - Expected production of 300 kilotons per year, once completed

$1 - 1.25B
Projected investment in renewable energy solutions[1]
(FY21 - 25)

$300M+
Committed to renewable natural gas[2]

10%+
Targeted Unlevered IRR

1. The forward looking information used on this slide is for illustrative purposes only. Actual numbers may differ substantially from the figures presented. 2. Total committed as of Nov 15, 2022.

23

24 ESG Priorities Strengthening environmental disclosures with Task Force on Climate-Related Financial Disclosures (TCFD) Completed our Carbon Disclosure Project (CDP) questionnaire in 2021 and 2022 Continue to deliver on commitments to our people Continued focus on identification of, and disclosure around, emerging environmental risks and opportunities to help drive company strategy We intend to release our first TCFD aligned climate report in 2023 • Our customers: Continued investment in technology that ensures our customers have safe, reliable, affordable and environmentally friendly energy solutions delivered to them every day • Our employees: Sustained focus on training our employees, retaining talent and providing opportunities for career development within and across job functions as we execute on our Belonging, Inclusion, Diversity & Equity (BIDE) imperative • The communities we serve: UGI continues to partner with organizations such as the United Way, Big Brothers Big Sisters, among others, to support the communities we serve

25 4 FY23 – 26 Financial Outlook

FY23 Guidance

UGI CORPORATION

FY23 Adjusted Diluted EPS Guidance – Comparison with FY22



$2.90
$(0.06)
$(0.07)
$0.10
$0.12
$(0.09)
$0.10
$3.15
$2.85
FY22 Adjusted Diluted EPS 1
Capacity Management
UGI International one-time items
European Energy Marketing
PA Gas Rate Increase
Interest Expense
Other Growth Drivers
FY23 Adjusted Diluted EPS Guidance 2,3

Key Assumptions[3]:

- ✓ Normal weather
- ✓ Current tax regime
- ✓ Sustained inflationary pressures
- ✓ Divestiture of the French energy marketing business in the first quarter of FY23
- ✓ Consistent earnings contribution from AmeriGas between FY23 and FY22
- ✓ Average diluted shares of ~215.9 million

1. Adjusted Diluted EPS is a non-GAAP measure. See Slide 9 for reconciliation. 2. Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments we cannot reconcile fiscal year 2023 adjusted diluted earnings per share, a non-GAAP measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the "unreasonable efforts" exception set forth in SEC rules. 3. The forward looking information used on this slide is for illustrative purposes only. Actual numbers may differ substantially from the figures presented.

26

FY23 – 26 Financial Outlook

UGI CORPORATION

4-Year Adjusted Diluted EPS[1] Growth Plan



FY22 – 26E EPS CAGR: 6-10%
FY22
FY23E
FY26E

Key Assumptions[2]:

- ✓ New base rates in our regulated utilities
- ✓ Record capital spend at the Utilities
- ✓ ~8% EPS CAGR (FY22 – 26) at AmeriGas
- ✓ Divestiture of the French energy marketing business in the first quarter of FY23
- ✓ Wind-down of the energy marketing business in Belgium and the Netherlands
- ✓ Increased renewables earnings
- ✓ Disciplined M&A activity
- ✓ Tax credits from the Inflation Reduction Act

Long-Term Financial Commitments: 6 – 10% EPS Growth and 4% Dividend Growth

1. Adjusted Diluted EPS is a non-GAAP measure. 2. The forward looking information used on this slide is for illustrative purposes only. Actual numbers may differ substantially from the figures presented.

27

FY23 – 26 Capital Allocation Plan[1]

UGI CORPORATION

Capital Allocation Principles

- ✓ Prioritize based on our 3R strategy, unlevered Internal Rate of Return and Return on Invested Capital
- ✓ 6% – 10% EPS growth target
- ✓ 4% dividend growth target
- ✓ Maintain significant dividend payout ratio of 35% - 45%
- ✓ 3.0x – 3.5x Debt / Adjusted EBITDA[2]
- ✓ Maintain safety and operational excellence

Sources of Cash

Cash Flow From Operations
$5.7 – 5.9B

- *~45% from Global LPG*
- *~55% from Natural Gas*



$7.0-
7.4B

Debt
$1.3 – 1.5B

- *Consistent cash generation*
- *Optimal capital structure*
- *Process improvement*
- *Optimal shareholder return*

1. The forward looking information used on this slide is for illustrative purposes only. Actual amounts may differ substantially from the figures presented. Figures estimated using long-term business planning and certain assumptions. 2. Adjusted EBITDA is a non-GAAP measure. Please see slide 41 for reconciliation.

28

FY23 – 26 Capital Allocation Plan[1]

UGI CORPORATION

Uses of Cash


Maintenance Capex ~$0.9B
Cash Returned to Shareholders[2] ~$1.3B
$7.0 - 7.4B

Regulatory Capital ~$1.6B

Growth Capex & M&A ~3.4B

Growth, M&A and Regulatory Capital $4.8 - 5.2B


Renewables ~24%
Midstream ~9%
Global LPG ~24%
Regulated Business ~43%
$4.8 - 5.2B

75%+ of the growth and regulatory capital will be invested in Natural Gas and Renewables

1. The forward looking information used on this slide is for illustrative purposes only. Actual amounts may differ substantially from the figures presented. Figures estimated using long-term business planning and certain assumptions. 2. Includes equity share dividends and buybacks.

29

Financial Stability[1]

UGI CORPORATION

Leverage[2]



4.7x
4.2x
4.2x
4.2x
3.7x
FY19
FY20
FY21
FY22
FY26E

- UGI's philosophy is to hold debt at its business units and keep capacity at the holding company level for strategic opportunities
- Plans to achieve leverage[2] of 3.0x - 3.5x over the next several years
- 90%+ of long-term debt at fixed rates or hedged at fixed rates through interest rate swaps[3]

Debt Maturities ($ Million)



AmeriGas
Midstream & Marketing
UGI Corp
UGI International
Utilities
$2,000
$1,500
$1,000
$500
$-
FY23
FY24
FY25
FY26
FY27
FY28 - 52

1. The information on this slide is as September 30, 2022. The forward looking information used on this slide is for illustrative purposes only. Actual amounts may differ substantially from the figures presented. Estimated using long-term business planning and debt repayment assumptions as of September 30, 2022. 2. Total debt over Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure. Please see slide 41 for reconciliation. 3. Represents percentage of outstanding debt at September 30, 2022 that has an interest rate that is fixed or effectively-fixed via interest rate swaps.

30

31 A Diversified Energy Provider Reliable Earnings Growth Renewables Rebalance 140 years 18 countries ~10,000 employees1 4 diversified businesses 2.5 million+ customers1 ONE 1. As of September 30, 2022. Long track record of solid EPS and dividend growth driven by disciplined investments Leading market positions in our target markets and strong operations Superior range of clean and sustainable energy solutions for our customers Strong track record of redeploying capital at attractive long-term rates of return Culture of innovation to succeed in evolving environments

32 Q & A Q

33 Appendix

Business Overview

UGI CORPORATION

UGI Corporation is a distributor and marketer of energy products and services including natural gas, propane, butane, and electricity

Natural Gas

UGI Energy to do more

- 2nd largest regulated gas utility in Pennsylvania[1]
- Largest regulated gas utility in West Virginia[1]
- Utilities rate base CAGR of ~10% (FY22-26)

UGI Energy Services

- Full suite of midstream services
- Marketing gas on 48 gas utility systems and 20 electric utility systems in 14 states
- ~84% fee based income

Global LPG

AmeriGas America's Propane Company

- Largest retail LPG distributor in the US based on the volume of propane gallons distributed annually
- Broad geographic footprint with locations in all 50 states

UGI INTERNATIONAL

- Largest LPG distributor in France, Austria, Belgium, Denmark, Hungary, and Luxembourg
- Energy marketing business under strategic review

FY22 Adjusted Diluted Earnings



Natural Gas 56%
Global LPG 44%
Utilities 31%
AmeriGas 17%
FY22 Adjusted Diluted Earnings by Segment[2]
UGI International 27%
Midstream & Marketing 25%

Our Long Term Commitments

6-10% EPS Growth	8.8% EPS 10-year CAGR
4% Dividend Growth	**7.2%** Dividend 10-year CAGR

1. Based on total customers. 2. Reportable Segments Adjusted Diluted EPS is a non-GAAP measure including Adjusted Diluted EPS for the reporting segments. Please see Slide 9 for reconciliation.

34

35 FY22 Adjusted Net Income (Dollars in Millions) FY22 FY21 AmeriGas Propane $112 $168 UGI International 175 221 Midstream & Marketing 163 107 Utilities 206 144 Corporate & Other (a) 417 827 Net income attributable to UGI Corporation 1,073 1,467 Net gains on commodity derivative instruments not associated with current-period transactions (net of tax of $140 and $389, respectively) (458) (1,001) Unrealized gains on foreign currency derivative instruments (net of tax of $14 and $2, respectively) (36) (6) Business transformation expenses (net of tax of $(2) and $(27), respectively) 7 74 Acquisition and integration expenses associated with the Mountaineer Acquisition (net of tax of $(1) and $(4), respectively) 1 10 Impairment of customer relationship intangible (net of tax of $0 and $(5), respectively) - 15 Impairments of certain equity method investments and assets (net of tax of $(14) and $0, respectively) 26 93 Impact of change in tax law (19) (23) Loss on extinguishment of debt (net of tax of $(3) and $0, respectively) 8 - Restructuring costs (net of tax of $(10) and $0, respectively) 24 - Total adjustments (a) (b) (447) (838) Adjusted net income attributable to UGI Corporation $626 $629 (a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our Chief Operating Decision Maker in assessing segment performance and allocating resources. (b) Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.

Our Natural Gas Business[1]

UGI CORPORATION

Utilities

- $3.4 billion rate base
- Strong capital investment runway with a focus on safety, reliability and growth
- Authorized gas ROEs of 10.15% (DSIC) and 9.75% (IREP) at UGI Utilities, Inc. and Mountaineer Gas Company, respectively
- 99%+ of UGI Utilities, Inc. natural gas sourced from Marcellus Shale
- First utility in Pennsylvania to receive approval from PUC to purchase RNG on behalf of customers
- World's largest RNG interconnect with Archaea
- Weather normalization approved for PA Gas utility; promotes earnings stability
- Top performer (#1 or #2) in residential customer satisfaction surveys for the past 5 years within utility peer group
- Significant customer growth opportunities – added ~15,000 heating customers annually on average over last 10 years

Midstream & Marketing

- Full suite of midstream services
  - Commodity Marketing
  - LNG Peaking
    - Total vaporization (~360,000 Dth/day)
    - Total liquefaction (~22,500 Dth/day)
    - 19.5 million gallons of Tank storage
  - Built Pipeline Capacity
    - Total capacity (~4,800,000 Dth/day)[2]
  - Underground Natural Gas Storage
    - 15,000,000 Dth
  - Gathering services
- ~42,000 customer locations
- Significant fee-based income providing reliable growth
- Assets and expertise to meet increasing RNG demand
- Strong track record of project execution

1. As of September 30, 2022. 2. Includes capacity from JV equity interests.

36

Our Global LPG Business[1]

UGI CORPORATION

Key Highlights

- Robust **transportation and logistics infrastructure** provides flexibility and supply reliability
  - #1 propane distributor in the US; servicing all 50 states
  - A leading provider in multiple territories of the 17 countries served in Europe
- Track record of **margin management and disciplined expense management**
- Digital **customer service and delivery** platforms
- **Centralized operations**
- Continued strength in **cash generation**

Brands that act as reliable partners to our customers

AmeriGas, AVANTIGAS, UniverGas, FLAGA, antargaz energies, Kosangas

AmeriGas: Best-in-class network of supply assets that provide the ability to quickly position truck, rail and trans-loading assets to areas in need

~1,400	~2,520	~870
Retail Distribution Locations in US	Bobtail Trucks operated in US	Trailers
~680	**21**	**11**
Rail Cars	Terminals	Transflow Units

UGI International: Strategically located supply assets with strong history of managing an extensive logistics and transportation network

10	80+	
Primary Storage Facilities in Europe	Secondary Storage Facilities in Europe	• Sea, Pipeline and Rail Terminals • Depots and Storage Locations

1. As of September 30, 2022.

37

38 ESG Update UGI ESG Rating History - MSCI UGI is positioned among top 18% of our peers Key ESG Focus Areas “With its excellent awareness of potential future disruptions, we believe UGI is well positioned to capitalize on the energy transition compared with industry peers.” - S&P Global Ratings Continue to align disclosure with shareholder expectations Commitment to invest in renewable energy solutions Reducing emissions Commitment to Belonging, Inclusion, Diversity and Equity Ongoing establishment of relevant KPIs Addressing areas most significant to the business and stakeholders High priority ESG topics identified in UGI’s Materiality Matrix1 in its 4th Annual ESG report issued in June 2022  Decarbonization  Pipeline safety and control  GHG emission (incl. methane)  Cybersecurity and data privacy  Regulatory compliance  Stakeholder engagement  Corporate governance  Adaption and resiliency  Environmental  Social  Governance 1. For more information on UGI’s ESG initiatives, please see UGI’s sustainability reports and visit www.ugiesg.com.

Transparency, Action and Progress

UGI CORPORATION

Environmental Commitments and Progress[1]

Scope 1 Emissions Reduction Commitment

Target Date

55% Reduction by 2025[2] — 2020 → 2025

Pipeline Replacement and Betterment Commitments

Replace all cast iron by 2027 — 2013 → 2027

Replace all bare steel by 2041 — 2013 → 2041

Methane Emissions Reduction Commitment

92% Reduction by 2030
95% Reduction by 2040 — 1999 → 2040

Renewable Investment

Invest $1-1.25 billion by 2025 — 2020 → 2025

Disclosure Commitments[1]

Better align disclosure with stakeholder expectations

2018
- 1st ESG Report
- 1st Materiality Assessment

2019
- Issued corporate-wide policies

SASB

2020
- Goals around Scope 1 emissions, safety, and supplier diversity

CDP

2021
- 2nd Materiality Assessment
- Received AA ESG rating from MSCI
- Scope 3 emissions reported

SUSTAINABLE DEVELOPMENT GOALS

2022
- Plan to issue a TCFD-aligned report

TCFD

Social Commitments and Progress[1]

Supplier Diversity Goal

Improve spend with diverse Tier I and Tier II suppliers by 25% by 2025 — 2020 → 2025

Safety Commitments and Progress[1]

Total Recordable Injuries (TRI)

Target Date

35% Reduction in TRI by 2025[2] (Per 200,000 hours) — 2020 → 2025

Accountable Vehicle Incidents (AVI)

50% Reduction in AVI by 2025[2] (Per 1,000,000 miles) — 2020 → 2025

1. Information in UGI's fourth annual ESG Report published on June 2, 2022. For more information on UGI's ESG initiatives, please see UGI's sustainability reports and visit www.ugiesg.com. 2. Please see slide 43.

39

40 Socially Responsible Business Built on Strong Governance SAFETY RESPECT INTEGRITY 45% Board Diversity2 5 years Average Board Tenure1 Collaborations with Big Brothers Big Sisters and United Way 82% Independent Directors3 Independent Chairman Supplier Diversity RESPONSIBILITY EXCELLENCE RELIABILITY 1. Average tenure is calculated as of January 28, 2022. For directors who were appointed in 2021, their average tenure was calculated as a proration based on their month of appointment. 2. Diversity represents ethnicity and gender. 3. As defined under the rules of the New York Stock Exchange. 4. BOLD, WIN and VET represent Black Organizational Leadership & Development, Women’s Impact Network and Veteran Employee Team, respectively. Belonging, Inclusion, Diversity and Equity (BIDE) Employee Resource Groups: BOLD, WIN and VET4

41 Non-GAAP reconciliation: UGI Corporation Adjusted EBITDA and Leverage ($ in millions) Year Ended September 30, 2019 2020 2021 2022 Net income including noncontrolling interests $308 $532 $1,467 $1,073 Income taxes 93 135 522 313 Interest expense 258 322 310 329 Depreciation and amortization 448 484 502 518 EBITDA 1,107 1,473 2,801 2,233 Unrealized losses (gains) on commodity derivative instruments 290 (117) (1,390) (598) Unrealized (gains) losses on foreign currency derivative instruments (32) 36 (8) (50) Loss on extinguishments of debt 6 - - 11 AmeriGas Merger expenses 6 - - - Acquisition and integration expenses associated with the CMG Acquisition 16 2 - - Acquisition and integration expenses associated with the Mountaineer Acquisition - - 14 2 Business transformation expenses 23 62 101 9 Impairments of certain equity method investments and assets - - 93 40 Impairment of customer relationship intangible - - 20 Impact of change in tax law - - - - Loss on disposals of Conemaugh and HVAC - 54 - - Restructuring costs - - - 34 Adjusted EBITDA $1,416 $1,510 $1,631 $1,681 Total Debt $6,600 $6,381 $6,816 $7,000 Leverage 4.7x 4.2x 4.2x 4.2x

FY22 Segment Reconciliation (GAAP) ($ in Million)

UGI CORPORATION

	Total	AmeriGas Propane	UGI International	Midstream & Marketing	Utilities	Corp & Other
Revenues	$10,106	$2,943	$3,686	$2,326	$1,620	($469)
Cost of sales	(5,973)	(1,613)	(2,751)	(1,876)	(798)	1,065
Total margin	**4,133**	**1,330**	**935**	**450**	**822**[1]	**596**
Operating and administrative expenses	(2,028)	(889)	(611)	(129)	(353)[1]	(46)
Depreciation and amortization	(518)	(177)	(116)	(79)	(144)	(2)
Other operating income, net	79	43	29	4	2	1
Operating income	**1,666**	**307**	**237**	**246**	**327**	**549**
(Loss) income from equity investees	(14)	-	(2)	23	-	(35)
Loss on extinguishments of debt	(11)	-	-	-	-	(11)
Other non-operating income, net	75	-	19	-	9	47
Earnings before income taxes and interest expense	1,716	307	254	269	336	550
Interest expense	(329)	(160)	(28)	(41)	(65)	(35)
Income before income taxes	**1,387**	**147**	**226**	**228**	**271**	**515**
Income tax expense	(313)	(35)	(50)	(65)	(65)	(98)
Net income including noncontrolling interests	1,074	112	176	163	206	417
Deduct net income attributable to noncontrolling interests	(1)	-	(1)	-	-	-
Net income attributable to UGI Corporation	**$1,073**	**$112**	**$175**	**$163**	**$206**	**$417**

1. For US GAAP purposes, certain revenue-related taxes within our Utilities segment are included in "Operating and administrative expenses" above. Such costs reduce margin for Management's Results of Operations reported in our periodic filings.

42

43 Notes to ESG Commitments 35% Reduction in Total Recordable Injuries by 2025 1. Scope 1 emissions reduction target does not include emissions from the Mountaineer acquisition closed in 2021. The emissions from the Pine Run acquisition, announced in February 2021, was included in the baseline 2020 number as this investment will contribute to our five year goal. The 2020 base number also takes a 5-year emissions average from the Hunlock generation facility to account for year-over-year differences in run time 1. All domestic UGI companies use the OSHA definition for Total Recordable Injuries (“TRI”). TRIs represent the number of work-related injuries or illnesses requiring medical treatment beyond first aid, per 200,000 hours. 2. UGI International reports rates in accordance with the Industrial Management System guidelines. A TRIR represents a work-related recordable injury to an employee or hired staff that requires medical treatment beyond first aid, as well as one that causes death, or days away from work. 1. UGI Utilities and UGI Energy Services use the American Gas Association definition for AVI, which defines an AVI as a reportable motor vehicle incident in which the driver failed to do everything that reasonably could have been done to avoid the incident. 2. UGI International reports rates in accordance with the Industrial Management System guidelines. An AVI represents an incident that caused or contributed to, in whole or in part, by actions of the company driver or contractor driver, or an incident that could have been avoided by the company driver, using reasonable defensive driving measures, which resulted in injury or damage, either to the vehicle, or to the object struck, regardless of value. 3. AmeriGas defines an AVI as any incident that could have been preventable by the company driver. 50% Reduction in Accountable Vehicle Incidents (AVI) by 2025 Committed to reducing Scope I emissions by 55% by 2025 using 2020 as the base year

44 Investor Relations: Tameka Morris 610-456-6297 morrista@ugicorp.com Arnab Mukherjee 610-768-7498 mukherjeea@ugicorp.com